                                                                   Exhibit 3-183
-------------------------------------------------------------------------------

Microfilm Number__________                 Filed with the Department of State on
                                           OCT 06 1994


Entity Number  2602218                      /s/ [Graphic Signature Omitted]
                                            -----------------------------------
                                              Secretary of the Commonwealth


                           ARTICLES OF INCORPORATION
                              DSCB;15-1306/Rev o)

Indicate type of domestic corporation (check one);

|X|  Business-stock (15Pa. C.S. ss. 1306)                |_|  Professional (15 Pa. C.S. ss. 2903)

|_|  Business-nonstock (15 Pa. C.S. ss. 2102)            |_|  Management (15 Pa. C.S. ss. 2701)

|_|  Business-statutory close (15 Pa. C.S.               |_|  Cooperative (15 Pa. C.S. ss. 7101)
      ss. 2304 is applicable)


1.   The name of the corporation is:  HNCA, Inc.

     ---------------------------------------------------------------------------

     This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The address of this corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the country of venue is:

     (a)   329 Market Street,  Williamsport,  Pennsylvania,    17701    Lycoming
           ---------------------------------------------------------------------
           Number and Street   City           State            Zip        County

     (b)
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider                County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 100,000 common (other provisions, if any, attach 8 1/2 x 11 sheet)

4. The name and address, including street and number, if any, of each incorporator is:

   Name                Address                     Signature               Date
   Michael J. Casale,  1761 Malvin Place
   Jr.                 Williamsport, PA 17701  /s/ [graphic of signature]10/4/94
   ------------------  ----------------------- --------------------- -----------

   ------------------  ----------------------- --------------------- -----------

5.   The specified effective date, if any, is:  -------------------------------
                                                month   day   year  hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C., ss. 77A et esq.).

8. Business cooperative corporations only: (Complete and strike out in applicable term) The common bond of membership among its members/ shareholders is: --------------------------------------------------------

PA DEPT OF STATE
OCT 06 1994

Microfilm Number         Filed with the Department of State on OCT - 8 1997


Entity Number  2602218                        /s/ [Graphic Signature Omitted]
                                              ----------------------------------
                                              Secretary of the Commonwealth


                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                             DSCB:15-1507 (Rev 89)

Indicate type of entity (check one):

|x| Domestic Business Corporation            |__| Limited Partnership

|_| Foreign Business Corporation             |__| Foreign Nonprofit Corporation

|_| Domestic Nonprofit Corporation

1.   The name of the corporation or limited partnership is:    HNCA, Inc.

     ---------------------------------------------------------------------------

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following address to conform to the records of the Department):

     (a)   329 Market Street, Williamsport, Pennsylvania,    17701     Lycoming
           ---------------------------------------------------------------------
           Number and Street   City         State            Zip        County

     (b)
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider                County

     For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3. The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is (complete part (a) or (b)):

     (a)
          ----------------------------------------------------------------------
          Number and Street   City   State  Zip                          County

     (b)  United Corporate Services, Inc.                               Dauphin
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                  County

     For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication

4. Such change was authorized by the Board of Directors of the corporation. (not applicable to limited partnerships)

   IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 7th day of October 1997.

                                     HNCA, Inc.
                                  ---------------------------------------------
                                     Name of Corporation/Limited Partnership



                                  By: /s/ Brad Burkett
                                  ---------------------------------------------
                                                 Signature

                                  TITLE:    Brad Burkett, Secretary
                                  ---------------------------------------------

OCT - 8 97
PA Dept. of State

Microfilm Number               Filed with the Department of State on NOV 12 1997


Entity Number  2602218                        /s/ [Graphic Signature Omitted]
                                             -----------------------------------
                                             Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB; 15-1915 (Rev o)

   In compliance with the requirements of 15 Pa.C.S ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  HNCA, Inc.

     ---------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)   329 Market Street,  Williamsport,   Pennsylvania,   17701   Lycoming
           ---------------------------------------------------------------------
           Number and Street   City           State            Zip       County

     (b) c/o:
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider                County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1998, as amended
     ---------------------------------------------------------------------------

4.   The date of its incorporation is:    October 6, 1994
     ---------------------------------------------------------------------------

5.   (Check and if appropriate complete one of the following):

     |xx| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     |__|  The amendment shall be effective on: ________________ at ____________
                                                  Date                 Hour

6.   (Check one of the following):

     |__| The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

     |xx| The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c)

7.   (Check, and if appropriate complete, one of the following):

     |xx| The amendment adopted by the corporation, set forth for the full, is as follows:

        1. The Registered Office of the Corporation in the Commonwealth of Pennsylvania shall henceforth be:

                             c/o Genesis Health Ventures
                                 148 W. State Street
                                 Kennett Square, Pennsylvania 19348

        2. The Articles of Incorporation are hereby amended by adding the provision more fully set forth in exhibit "A" attached hereto and made a part hereof.

     |__| The amendment adopted by the Corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

NOV 12 1997

8.   (Check if the amendment restates the Articles):

     |__| The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of October 1997.

                                   HNCA, Inc.
                                ---------------------------------------------
                                   Name of Corporation


                                By: /s/ Ira C. Gubernick
                                ---------------------------------------------
                                             Signature
                                   Ira C. Gubernick

                                TITLE: General Counsel - Corporate and Secretary

                                ---------------------------------------------

                                  EXHIBIT "A"

   The Corporation is bound by that certain Regulatory Agreement with the Secretary of Housing and Urban Development dated December 22, 1994. So long as the loan referenced in such Regulatory Agreement remains outstanding the Corporation shall comply with the terms of such Regulatory Agreement.